FOR IMMEDIATE RELEASE
April 24, 2017

WashingtonFirst Bankshares, Inc. Reports 13% Increase in Net Income for First Quarter 2017

RESTON, VA - WashingtonFirst Bankshares, Inc. (NASDAQ: WFBI) (“WashingtonFirst” or the “Company”) reported today net income of $4.4 million for the first quarter of 2017, or $0.34 per share on a fully-diluted basis, a 13% increase over the same period last year. Loans held for investment grew by $61.8 million to $1.6 billion, and total deposits increased $156.6 million, more than 10%, to $1.7 billion during the first quarter of 2017. The Company continues to improve its asset quality, shrinking the ratio of non-performing assets to total assets from 0.43% at December 31, 2016, to 0.37% as of March 31, 2017, and down from 0.80% at the same time last year. The Company also continued its practice, now in its fourth consecutive year, of returning a cash dividend to its shareholders.
Commenting on the Company’s first quarter performance, Shaza Andersen, the Company's President and CEO, said “During the first three months of 2017 our industry and our market in particular have enjoyed continued vibrancy. As a result, we have been able to sustain our growth in both loans and deposits.  And while the uptick in interest rates has dampened the strong demand for mortgage loans, we are confident that a rising interest rate environment should have a positive effect on the bank’s performance overall, relieving some of the compression on our interest rate margin.  In fact, the strong results from our commercial lending team were key to driving the Company’s growth in earnings compared to the same period last year.  This has allowed us to increase the dividend payment to our shareholders, and deliver on our commitment to long-term shareholder value.”

Return on average shareholders equity (ROE), an important measure of the Company's profitability, was 9.15% during the three months ended March 31, 2017, compared to 8.60% for the three months ended March 31, 2016. Management attributed the increase in ROE to the continued growth of the loans held for investment portfolio over the past twelve months. For the three months ended March 31, 2017, the Company's net interest income after provision for loan losses increased $1.8 million, or 13%, over the same period ended March 31, 2016.

The Company’s total assets reached $2.1 billion as of March 31, 2017, an increase of 17% over the last twelve months. Net loans held-for-investment and total deposits ended the first quarter at $1.6 billion and $1.7 billion, respectively, representing increases of 19% for both measurements over the same period last year.
About The Company

WashingtonFirst Bankshares, Inc., headquartered in Reston, Virginia, is the holding company for WashingtonFirst Bank, which operates 19 full-service banking offices throughout the Washington, D.C. metropolitan area. In addition, the Company provides wealth management services through its subsidiary, 1st Portfolio Wealth Advisors, and mortgage banking services through the Bank's subsidiary, WashingtonFirst Mortgage Corporation. The Company's common stock is traded on the NASDAQ Stock Market under the quotation symbol "WFBI" and is included in the ABA NASDAQ Community Bank Index and the Russell 2000® index.  For more information about the Company, please visit: www.wfbi.com.

Cautionary Statements About Forward-Looking Information
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements of the goals, intentions, and expectations of the Company as to future trends, plans, events, results of operations and policies and regarding general economic conditions. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors which include, but are not limited to, factors discussed in our Annual Report on Form 10-K and in other documents we file with the Securities and Exchange Commission from time to time.  In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon the beliefs of the management of the Company as to the expected outcome of future events, current and anticipated economic conditions, nationally and in the Company’s market, and their impact on the operations, assets and earnings of the Company, interest rates and interest rate policy, competitive factors, judgments about the ability of the Company to successfully integrate its operations following significant transactions including, but not limited to, mergers and acquisitions, the ability to avoid customer dislocation during the period leading up to and following such transactions, and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Readers are cautioned against placing undue reliance on such forward-looking statements. The Company assumes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

WashingtonFirst Bankshares, Inc.
Consolidated Balance Sheets
(unaudited)

	March 31, 2017	December 31, 2016	March 31, 2016
	($ in thousands)
Assets:
Cash and cash equivalents:
Cash and due from bank balances	$3,607	$3,614	$3,075
Federal funds sold	73,611	93,659	65,942
Interest bearing deposits	100	100	100
Cash and cash equivalents	77,318	97,373	69,117
Investment securities, available-for-sale, at fair value	297,847	280,204	257,085
Restricted stock, at cost	12,285	11,726	6,532
Loans held for sale, at lower of cost or fair value	28,250	32,109	37,439
Loans held for investment:
Loans held for investment, at amortized cost	1,596,296	1,534,543	1,346,057
Allowance for loan losses	(14,505)	(13,582)	(12,329)
Total loans held for investment, net of allowance	1,581,791	1,520,961	1,333,728
Premises and equipment, net	6,768	6,955	7,819
Goodwill	11,420	11,420	11,420
Identifiable intangibles	1,552	1,619	1,820
Deferred tax asset, net	7,958	8,944	6,989
Accrued interest receivable	5,511	5,243	4,624
Other real estate owned	832	1,428	1,675
Bank-owned life insurance	16,465	13,880	13,611
Other assets	11,021	11,049	7,524
Total Assets	$2,059,018	$2,002,911	$1,759,383
Liabilities and Shareholders' Equity:
Liabilities:
Non-interest bearing deposits	$493,514	$381,887	$358,181
Interest bearing deposits	1,185,857	1,140,854	1,049,379
Total deposits	1,679,371	1,522,741	1,407,560
Other borrowings	8,580	5,852	9,849
FHLB advances	128,350	232,097	112,220
Long-term borrowings	32,697	32,638	32,919
Accrued interest payable	1,452	947	1,404
Other liabilities	11,336	15,976	11,303
Total Liabilities	1,861,786	1,810,251	1,575,255
Commitments and contingent liabilities	—	—
Shareholders' Equity:
Common stock:
Common Stock Voting, $0.01 par value, 50,000,000 shares authorized, 12,120,209, 10,987,652 and 10,408,055 shares issued and outstanding, respectively	121	109	103
Common Stock Non-Voting, $0.01 par value, 10,000,000 shares authorized, 816,835, 1,908,733 and 1,817,842 shares issued and outstanding, respectively	8	19	18
Additional paid-in capital	178,573	177,924	161,323
Accumulated earnings	20,718	17,187	20,931
Accumulated other comprehensive income (loss)	(2,188)	(2,579)	1,753
Total Shareholders' Equity	197,232	192,660	184,128
Total Liabilities and Shareholders' Equity	$2,059,018	$2,002,911	$1,759,383

WashingtonFirst Bankshares, Inc.
Consolidated Statements of Income
(unaudited)

	For the Three Months Ended
	March 31, 2017	March 31, 2016
	($ in thousands)
Interest and dividend income:
Interest and fees on loans	$18,779	$16,391
Interest and dividends on investments:
Taxable	1,265	992
Tax-exempt	65	21
Dividends on other equity securities	196	72
Interest on Federal funds sold and other short-term investments	74	68
Total interest and dividend income	20,379	17,544
Interest expense:
Interest on deposits	2,417	1,995
Interest on borrowings	1,225	996
Total interest expense	3,642	2,991
Net interest income	16,737	14,553
Provision for loan losses	1,015	625
Net interest income after provision for loan losses	15,722	13,928
Non-interest income:
Service charges on deposit accounts	48	79
Earnings on bank-owned life insurance	85	90
Gain on sale of loans, net	2,649	2,742
Mortgage banking activities	944	1,199
Wealth management income	500	428
Gain on sale of available-for-sale investment securities, net	—	75
Gain on debt extinguishment	301	—
Other operating income	306	168
Total non-interest income	4,833	4,781
Non-interest expense:
Compensation and employee benefits	8,704	7,804
Premises and equipment	1,714	1,817
Data processing	1,006	1,005
Professional fees	271	319
Mortgage loan processing expenses	199	195
Other operating expenses	1,802	1,361
Total non-interest expense	13,696	12,501
Income before provision for income taxes	6,859	6,208
Provision for income taxes	2,423	2,284
Net income	4,436	3,924

Earnings per common share: (1)
Basic earnings per common share	$0.34	$0.31
Diluted earnings per common share	$0.34	$0.30
(1) Prior periods adjusted for 5% stock dividend issued in December 2016

	For the Three Months Ended
	March 31, 2017	March 31, 2016
	($ in thousands, except per share data)
Performance Ratios:
Return on average assets	0.91%	0.94%
Return on average shareholders' equity	9.15%	8.60%
Yield on average interest-earning assets	4.23%	4.25%
Rate on average interest-earning liabilities	1.06%	1.02%
Net interest spread	3.17%	3.23%
Net interest margin	3.47%	3.51%
Efficiency ratio (1)	64.39%	64.91%
Net charge-offs to average loans held for investment (2)	0.02%	0.18%

Mortgage origination volume	$114,339	$122,636

Assets under management	$306,841	$236,672

Per Share Data: (3)
Basic earnings per common share	$0.34	$0.31
Fully diluted earnings per common share	$0.34	$0.30
Weighted average basic shares outstanding	12,919,141	12,820,761
Weighted average diluted shares outstanding	13,219,029	13,066,694
(1) The efficiency ratio is calculated as total non-interest expense (less debt extinguishment costs) divided by the sum of net interest income and total non-interest income (less gain on sale of AFS securities and gain on debt extinguishment). This non-GAAP financial measure is presented to facilitate an understanding of the Company's performance.

(2) Annualized
(3) 2016 amounts have been adjusted to reflect the 5% stock dividend issued in December 2016

	March 31, 2017	December 31, 2016	March 31, 2016
Capital Ratios:
Total risk-based capital ratio	13.90%	13.99%	14.74%
Tier 1 risk-based capital ratio	11.53%	11.61%	12.16%
Common equity tier 1 risk-based capital ratio	11.07%	11.15%	11.62%
Tier 1 leverage ratio	9.86%	10.14%	10.55%
Tangible common equity to tangible assets (1)	9.01%	9.03%	9.79%

Per Share Capital Data: (2)
Book value per common share	$15.25	$14.94	$14.34
Tangible book value per common share	$14.24	$13.93	$13.31
Common shares outstanding	12,937,044	12,896,385	12,836,728
(1) This is a non-GAAP financial measure. Refer to the table below outlining the reconciliation of tangible common equity to tangible assets.
(2) March 31, 2016, amounts have been adjusted to reflect the 5% stock dividend issued in December 2016

Average Balances, Interest Income and Expense and Average Yield and Rates (QTD)
	For the Three Months Ended
	March 31, 2017			March 31, 2016
	Average Balance	Income/ Expense	Yield/ Rate (6)	Average Balance	Income/ Expense	Yield/ Rate (6)
	($ in thousands)
Assets
Interest-earning assets:
Loans held for sale	$21,790	$224	4.12%	$29,015	$290	3.96%
Loans held for investment (1)	1,566,507	18,555	4.74%	1,332,538	16,101	4.78%
Investment securities - taxable	270,479	1,265	1.87%	222,333	992	1.77%
Investment securities - tax-exempt (2)	14,628	97	2.63%	4,089	31	3.06%
Other equity securities	15,702	196	5.08%	6,223	72	4.64%
Interest-bearing balances	100	—	0.56%	43	—	0.94%
Federal funds sold	39,417	74	0.76%	41,590	68	0.65%
Total interest earning assets	1,928,623	20,411	4.23%	1,635,831	17,554	4.25%
Non-interest earning assets:
Cash and due from banks	3,399			1,981
Premises and equipment	6,944			7,630
Other real estate owned	1,083			432
Other assets (3)	49,941			48,919
Less: allowance for loan losses	(13,936)			(12,414)
Total non-interest earning assets	47,431			46,548
Total Assets	$1,976,054			$1,682,379

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$129,444	$109	0.34%	$114,714	$86	0.30%
Money market deposit accounts	258,109	452	0.71%	297,453	438	0.59%
Savings accounts	207,403	362	0.71%	171,442	300	0.70%
Time deposits	534,027	1,494	1.13%	438,791	1,171	1.07%
Total interest-bearing deposits	1,128,983	2,417	0.87%	1,022,400	1,995	0.78%
FHLB advances	221,285	682	1.23%	111,710	454	1.61%
Other borrowings and long-term borrowings	39,164	543	5.61%	39,599	542	5.48%
Total interest-bearing liabilities	1,389,432	3,642	1.06%	1,173,709	2,991	1.02%
Non-interest-bearing liabilities:
Demand deposits	376,949			309,393
Other liabilities	13,142			15,786
Total non-interest-bearing liabilities	390,091			325,179
Total Liabilities	1,779,523			1,498,888
Shareholders’ Equity	196,531			183,491
Total Liabilities and Shareholders’ Equity	$1,976,054			$1,682,379

Interest Spread (4)			3.17%			3.23%
Net Interest Margin (2)(5)		$16,769	3.47%		$14,563	3.51%

(1)	Includes loans placed on non-accrual status.

(2)	Yield and income presented on a fully taxable equivalent basis using a federal statutory rate of 35 percent.

(3)	Includes intangibles, deferred tax asset, accrued interest receivable, bank-owned life insurance and other assets.

(4)	Interest spread is the average yield earned on earning assets, less the average rate incurred on interest bearing liabilities.

(5)	Net interest margin is net interest income, expressed as a percentage of average earning assets.

(6)	Annualized income/expense is used for the yield/rate.

Composition of Loans Held for Investment
	March 31, 2017	December 31, 2016	March 31, 2016
	($ in thousands)
Construction and development	$267,657	$288,193	$259,804
Commercial real estate- owner occupied	257,928	231,414	217,183
Commercial real estate- non-owner occupied	588,303	557,846	454,105
Residential real estate	308,465	287,250	246,538
Real estate loans	1,422,353	1,364,703	1,177,630
Commercial and industrial	169,884	165,172	162,311
Consumer	4,059	4,668	6,116
Total loans	1,596,296	1,534,543	1,346,057
Less: allowance for loan losses	14,505	13,582	12,329
Net loans	$1,581,791	$1,520,961	$1,333,728

Composition of Deposits
	March 31, 2017	December 31, 2016	March 31, 2016
	($ in thousands)
Demand deposit accounts	$493,514	$381,887	$358,181
NOW accounts	150,578	134,938	121,099
Money market accounts	253,476	270,794	269,057
Savings accounts	208,383	209,961	188,003
Time deposits up to $250,000	428,122	386,095	355,227
Time deposits over $250,000	145,298	139,066	115,993
Total deposits	$1,679,371	$1,522,741	$1,407,560

Allowance and Asset Quality Ratios
	March 31, 2017	December 31, 2016	March 31, 2016
Allowance for loan losses to loans held for investment	0.91%	0.89%	0.92%
Adjusted allowance for loan losses to loans held for investment (1)	1.12%	1.11%	1.25%
Allowance for loan losses to non-accrual loans	265.90%	236.37%	140.26%
Allowance for loan losses to non-performing assets	192.27%	159.10%	87.69%
Non-performing assets to total assets	0.37%	0.43%	0.80%
(1) This is a non-GAAP financial measure. Refer to the table below outlining the reconciliation of GAAP Allowance Ratio to Adjusted Allowance Ratio.

Non-Performing Assets
	March 31, 2017	December 31, 2016	March 31, 2016
	($ in thousands)
Non-accrual loans	$5,455	$5,746	$8,790
90+ days still accruing	—	2	—
Trouble debt restructurings still accruing	1,257	1,361	3,594
Other real estate owned	832	1,428	1,675
Total non-performing assets	$7,544	$8,537	$14,059

Reconciliation of Tangible Common Equity to Tangible Assets Ratio (1)
	March 31, 2017	December 31, 2016	March 31, 2016
	($ in thousands)
Tangible Common Equity:
Common Stock Voting	$121	$109	$103
Common Stock Non-Voting	8	19	18
Additional paid-in capital - common	178,573	177,924	161,323
Accumulated earnings	20,718	17,187	20,931
Accumulated other comprehensive income/(loss)	(2,188)	(2,579)	1,753
Total Common Equity	$197,232	$192,660	$184,128

Less Intangibles:
Goodwill	$11,420	$11,420	$11,420
Identifiable intangibles	1,552	1,619	1,820
Total Intangibles	$12,972	$13,039	$13,240

Tangible Common Equity	$184,260	$179,621	$170,888

Tangible Assets:
Total Assets	$2,059,018	$2,002,911	$1,759,383

Less Intangibles:
Goodwill	$11,420	$11,420	$11,420
Identifiable intangibles	1,552	1,619	1,820
Total Intangibles	$12,972	$13,039	$13,240

Tangible Assets	$2,046,046	$1,989,872	$1,746,143

Tangible Common Equity to Tangible Assets (1)	9.01%	9.03%	9.79%
(1)  Tangible common equity to tangible assets ratio is a non-GAAP financial measure that is presented to facilitate an understanding of the Company's capital structure. This table provides a reconciliation between certain GAAP amounts and this non-GAAP financial measure.

Reconciliation of GAAP Allowance Ratio to Adjusted Allowance Ratio (1)
	March 31, 2017	December 31, 2016	March 31, 2016
	($ in thousands)
GAAP allowance for loan losses	$14,505	$13,582	$12,329
GAAP loans held for investment, at amortized cost	1,596,296	1,534,543	1,346,057

GAAP allowance for loan losses to total loans held for investment	0.91%	0.89%	0.92%

GAAP allowance for loan losses	$14,505	$13,582	$12,329
Plus: Credit purchase accounting marks	3,355	3,537	4,555
Adjusted allowance for loan losses	$17,860	$17,119	$16,884

GAAP loans held for investment, at amortized cost	$1,596,296	$1,534,543	$1,346,057
Plus: Credit purchase accounting marks	3,355	3,537	4,555
Adjusted loans held for investment, at amortized cost	$1,599,651	$1,538,080	$1,350,612

Adjusted allowance for loan losses to total loans held for investment (1)	1.12%	1.11%	1.25%
(1) This is a non-GAAP financial measure. Credit purchase accounting marks are GAAP marks under purchase accounting guidance.

Segment Reporting (QTD)
	For the Three Months Ended March 31, 2017
	Commercial Bank	Mortgage Bank	Wealth Management	Other (1)	Consolidated Totals
	($ in thousands)
Interest and dividend income	$20,155	$224	$—	$—	$20,379
Interest expense	3,103	—	—	539	3,642
Net interest income	17,052	224	—	(539)	16,737
Provision for loan losses	1,015	—	—	—	1,015
Net interest income after provision for loan losses	16,037	224	—	(539)	15,722

Non-interest income	740	3,593	500	—	4,833
Non-interest expense	9,206	3,640	418	432	13,696
Income/(loss) before provision for income taxes	$7,571	$177	$82	$(971)	$6,859

Total assets	$2,013,084	$40,885	$3,799	$1,250	$2,059,018
(1) Includes parent company and intercompany eliminations

Additional Discussion and Analysis

Consolidated net income for the three months ended March 31, 2017, was $4.4 million ($0.34 per diluted common share), an increase of $0.5 million, or 13%, over the $3.9 million ($0.30 per diluted common share) earned during the three months ended March 31, 2016.
As of March 31, 2017, the Company reported total assets of $2.1 billion, compared to $2.0 billion as of December 31, 2016 and $1.8 billion as of March 31, 2016. During the three months ended March 31, 2017, total loans held for investment increased $61.8 million or 4.0% to $1.6 billion. This increase is attributable to organic loan growth from our existing lending team. During the three months ended March 31, 2017, total deposits increased $156.6 million or 10.3% to $1.7 billion. The increase in deposits is primarily attributable to deposit growth in our branch network and commercial customers.
The net interest margin was 3.47% for the three months ended March 31, 2017, compared to 3.51% for the same period in 2016. This decrease is primarily attributable to competitive pressure for incremental loans and deposits. On a linked quarter basis, net interest margin increased from 3.40% for the three months ended December 31, 2016, to 3.47% for the three months ended March 31, 2017. The Company remains focused on its pricing discipline on both sides of the balance sheet and on all factors contributing to net income.
The adjusted allowance for loan losses to adjusted total loans held for investment, which includes credit purchase accounting marks, was 1.12% as of March 31, 2017, compared to 1.25% as of March 31, 2016. This decrease is attributable to net charge-offs of $0.1 million, which had been substantially reserved for previously, and credit mark accretion during the quarter ended March 31, 2017. A reconciliation of the allowance for loan losses and related ratios to the adjusted allowance for loan losses and related ratios is included herein. Non-performing assets continue to decline. The ratio of non-performing assets to total assets decreased to 0.37% as of March 31, 2017, compared to 0.80% as of March 31, 2016.
Non-interest income grew during the three months ended March 31, 2017, by $0.1 million, compared to the same period ended March 31, 2016. Non-interest income was negatively impacted by higher interest rates which resulted in lower mortgage origination volume during the first quarter 2017, compared to the same period last year. During the three months ended March 31, 2017, the mortgage subsidiary originated $114.3 million in total mortgage loan volume, a slight decrease from the $122.6 million in total mortgage volume originated during the first quarter of 2016. The Company recognized a debt termination gain of $0.3 million during the three months ended March 31, 2017. As of March 31, 2017, the Company's wealth management business unit had $306.8 million in assets under management, an increase of 29.6% over the same period last year.
Non-interest expense grew during the three months ended March 31, 2017, by $1.2 million compared to the same period ended March 31, 2016, primarily as a result of an increase in compensation and employee benefits.
During the three months ended March 31, 2017, total shareholders’ equity increased $4.6 million, or 2.4%, to $197.2 million due primarily to earnings offset by dividends of $0.9 million and changes in accumulated other comprehensive loss. Tangible book value per common share increased to $14.24 as of March 31, 2017, compared to $13.31 as of March 31, 2016. The Company remains "well-capitalized" under the regulatory framework.